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                                                                    Exhibit 10.2

                              MANAGEMENT AGREEMENT

     AGREEMENT made on 13 January, 2003, at El Campo, Wharton County, Texas, by and between CSS LAKE JACKSON PROPERTY, L.P., a Delaware Limited Partnership ("CSS") whose address is 98 East El Freda Circle, Tempe, Maricopa County, Arizona, and MC STAR, Inc., a Texas Corporation ("MC STAR") whose address is P.O. Box 550, El Campo, Wharton County, Texas.


                                    Recitals

     WHEREAS CSS is the owner and holder of certain lease property consisting of a Fuel Terminal and land located at the Port of Bay City, Matagorda County, Texas. This Terminal is used for the distribution and marketing of various petroleum products. CSS now desires to engage the management services of MC STAR, as an independent contractor and not as an employee, to assist in the operation and management of said Terminal and to render its services on the terms and conditions provided in this Management Agreement.

     MC STAR is in the business of marketing and distributing petroleum products and is authorized to conduct such business in the State of Texas. MC STAR desires to render its management services for CSS on the terms and conditions provided in this Management Agreement.

     THEREFORE, in consideration of the mutual promises contained in this Agreement, the parties agree as follows:


                                      Term

     1. The Term of this Agreement shall commence on the Effective Date of this Agreement and continue for a period of 5 years, unless terminated sooner by the mutual consent of the parties or pursuant to the terms of this Agreement. Thereafter, the Agreement shall automatically renew for successive one year terms unless either party notifies the other party in writing at least 90 days prior to the end of the initial term or the then-current renewal term of its desire to terminate the Agreement at the end of the initial term or the then-current renewal term.


                                    Services

     2. The services to be rendered by MC STAR to CSS consist of managing and operating every aspect of the Terminal at its own expense. MC STAR shall be solely responsible for all aspects of operations, costs, revenues, accounting and personnel. MC STAR agrees to perform these management services in a professional manner. The scope, nature and timing of the performance of the management services shall be determined and established from time to time by the mutual agreement of the parties.



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                           Use of Agents or Assistants


     3. MC STAR is authorized to engage the services of any agents, assistants, persons, or corporations that it determines proper to aid or assist in the management and operations of said Terminal. The cost of this assistance will be borne solely by MC STAR.


                                       Fee

     4. For management services to be rendered under this Agreement, MC STAR will be entitled to receive, as a fee for its services, TWENTY-FIVE PERCENT (25%) of the net profits, net of debt service and taxes, generated from the operation of said Terminal. MC STAR shall be entitled to receive this fee/profits to be paid solely out of said Terminal's free cash flow.


                               Reports and Records

     5. MC STAR hereby agrees to maintain financial records is accordance with GAAP, and upon request, MC STAR agrees to promptly provide CSS access to such reports and records.


                                   Assignment

     6. MS STAR may not assign any right or interest under this Agreement without the prior written consent of CSS. In the event of an assignment, the assignee or the assignees's legal representative must agree in writing with the non-assigning party to personally assume, perform, and be bound by all of the provisions of this Agreement.


                                   Termination

     7. This Agreement may be terminated prior to the expiration of the term in Paragraph 1 of this Agreement, in the event that one party is in material breach of this Agreement and such breach remains substantially uncured for a period of THIRTY (30) days after receipt of written notice by the non-breaching party to the breaching party, specifying in reasonable detail, the nature of the alleged breach. Events constituting a material breach shall include, but is not limited to the following:

          (a) The failure or refusal to make payment of any amount due hereunder;

          (b) The attempt to assign any interest under this Agreement without the consent of the other party;

          (c) The submission of any materially false report or data, information or supporting records required hereunder;

          (d) The failure or refusal to comply with any other material provision of this Agreement.

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          (e)  The failure to operate the terminal in such a manner as to deliver profitability deemed reasonable by successful terminal owners knowledgeable with said Terminal.


                                 Attorney's Fees

     9. If any action al law or in equity is brought to enforce or interpret the provisions of this Agreement, the prevailing party is entitled to reasonable attorney's fees in addition to any other relief to which it may be entitled.


                                  Governing Law

     10. This Agreement, and the rights and duties of the parties under it, are governed by the laws of the State of Texas.


                                    Amendment

     11. This Agreement may be amended by the mutual agreement of the parties to it, in a writing to be attached to and incorporated with this Agreement.


                               Legal Construction

     12. In the event that any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal, or unenforceable in any respect, that invalidity, illegality, or unenforceability will not affect any other provision, and the Agreement will be construed as if the invalid, illegal, or unenforceable provision had never been contained in this Agreement.


                                     Notices

     13. Any notices, requests, consent or communication under this Agreement shall be effective, only if in writing and if delivered by personal delivery or Certified mail return receipt requested to the following addresses:

                               MC STAR, INC.
                               P.O. Box 550
                               El Campo, Texas 77437
                               ATT: Blair Couey

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                               CSS LAKE JACKSON PROPERTY, L.P.
                               98 East El Freda Circle
                               Tempe, Maricopa County, Arizona 85284-23

Or to such other address or addresses as shall be furnished in writing by either party to the other.

                                  Miscellaneous

     14. Nothing in this Agreement shall be construed or deemed to create a joint venture, partnership, or agency relationship among the parties.

     15. This Agreement contains the sole and only Agreement between the parties and supersedes any prior understandings or written or oral agreements between the parties respecting this subject matter. The terms and provisions of this Agreement may not be modified, supplemented or amended, except in writing signed by both parties hereto. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties respective successors and permitted assigns.

     16. This Agreement may be executed in multiple counterparts, each of which shall be binding upon the signing part or parties thereto as fully as if all parties had executed one instrument, and all such counterparts shall constitute one and the same instrument. The signature pages of the parties as affixed to the counterparts may be combined, treated, and given effect for all purposes, including recordation, into one single instrument.

     Executed this the 13 day of January, 2003.


                                          CSS LAKE JACKSON PROPERTY, L.P.


                                          By: CSS Lake Jackson Property, L.L.C.,
                                          General Partner.

                                                  By: /s/ Nancy Cain
                                                     ---------------------------
                                                     Nancy Cain, Manager


                                                  By: /s/ Skelly Strong
                                                     --------------------------
                                                     Skelly Strong, Manager


                                          MC STAR, INC

                                                  By: /s/ Blair Couey
                                                     --------------------------
                                                     Blair Couey, President

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THE STATE OF TEXAS         )
                           )
COUNTY OF WHARTON          )

     This instrument was acknowledged before me on January 13, 2003, by Blair Couey, President of MC STAR, INC., a Texas Corporation.


     [STATE OF TEXAS                             /s/ Rebecca Witte
 NOTARY SEAL - REBECCA WITTE]                    -------------------------------
                                                 Notary Public, State of Texas




THE STATE OF ARIZONA       )
                           )
COUNTY OF MARICOPA         )

     This instrument was acknowledged before me on January 16, 2003, by Nancy Cain, Manager of CSS Lake Jackson Property, L.L.C., a Delaware Limited Liability Company and General Partner of CSS LAKE JACKSON PROPERTY, L.P., a Delaware Limited Partnership.


                                                 /s/ Daniel W. Vincent
     [STATE OF ARIZONA                           -------------------------------
 NOTARY SEAL - DANIEL W. VINCENT]                Notary Public, State of Arizona




THE STATE OF TEXAS         )
                           )
COUNTY OF WALKER           )

     This instrument was acknowledged before me on January 17, 2003, by Skelly Strong, Manager of CSS Lake Jackson Property, L.L.C., a Delaware Limited Liability Company and General Partner of CSS LAKE JACKSON PROPERTY, L.P., a Delaware Limited Partnership.



     [STATE OF TEXAS                             /s/ Jana C. Stutts
 NOTARY SEAL - JANA C. STUTTS]                   -------------------------------
                                                 Notary Public, State of Texas